UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: March 20, 2008
(March 18, 2008)
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	0-26524 (Commission File Number)	91-1432133 (IRS Employer Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 18, 2008, as a condition to entering into a Waiver and Amendment No. 3 to that certain Financing Agreement dated March 30, 2007 (the “Financing Agreement”) by and among the Registrant and certain of the Registrant’s subsidiaries and affiliates Ableco Finance LLC, as collateral agent for the lenders, the various lenders under that agreement, and GMAC Commercial Finance LLC, as administrative agent for the lenders, the Registrant issued a $7.5 million Convertible Senior Subordinated Convertible Note due 2012 (the “Note”) to its controlling stockholder. A copy of the Note is attached as an exhibit to this Current Report on Form 8-K.The Note bears interest at a rate of 15.25% per annum, payable in kind until maturity, and is convertible into common stock at a conversion price of $5.00. The Note is guaranteed by wholly owned subsidiaries of the Registrant, Mackie Designs, Inc., a Washington corporation, St. Louis Music, Inc., a Missouri corporation, and SIA Software Company, Inc., a New York corporation (the “Subsidiaries”). The terms of the conversion of the Note will be subject to approval of the holders of a majority of the Registrant’s outstanding shares of capital stock; however, as the controlling stockholder owns approximately 72.7% of the registrant’s voting stock, approval of the Note is virtually assured. The Registrant paid the controlling stockholder a fee of $150,000 in connection with the transaction. The proceeds from the issuance of the Note was used to reduce the outstanding balance under the Financing Agreement.
In connection with the issuance of the Note, the Registrant and the Subsidiaries entered into a Security Agreement pursuant to which Sun Mackie, LLC was granted a security interest in all assets of the Registrant now owned and thereafter acquired in the future. A copy of the Security Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The issuance of the Note to the Registrant’s controlling stockholder described in Item 1.01 above was also a creation of a direct financial obligation of the Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
The issuance of the Note to the Registrant’s controlling stockholder described in Item 1.01 above would also be an unregistered sale of equity securities.
Item 9.01 Financial Statements and Exhibits.

Exhibits	Description

10.1	Convertible Senior Subordinated Secured Promissory Note in favor of Sun Mackie, LLC, a Delaware limited liability company, in the amount of $7,500,000, dated as of March 18, 2008.

10.2	Security Agreement by and among LOUD Technologies Inc., a Washington corporation, the other Grantors listed on the signature pages thereto and those additional entities that hereafter become parties thereto by executing the form of Supplement attached thereto as Annex 1, and Sun Mackie, LLC, a Delaware limited liability company, dated as of March 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 20, 2008

LOUD Technologies Inc.

By:	/s/ James T. Engen

James T. Engen
Chairman, President and Chief Executive Officer